Exhibit 99.1

www.e2open.com

Press Release

E2open Announces Fiscal Second Quarter 2023 Financial Results

GAAP subscription revenue of $131.6 Million, up 113%

11% organic subscription revenue growth on a constant currency basis

AUSTIN, Texas – October 11, 2022 – E2open Parent Holdings, Inc. (NYSE: ETWO), the connected supply chain SaaS platform with the largest multi-enterprise network, today announced financial results for its fiscal second quarter ended August 31, 2022.

“Subscription revenue, the primary indicator of our durable client relationships, grew 11% year over year, highlighting the resiliency of our business against the backdrop of a weakening macroeconomic environment,” said Michael Farlekas, chief executive officer of e2open. “Furthermore, we are maintaining our fiscal 2023 EBITDA guidance, despite continued FX headwinds to our top line, a testament to our commitment to driving profitability, and revenue growth.”

“We continue to see demand expand for our multi-enterprise supply chain as companies seek to become more agile in an incredibly dynamic global economy,” continued Farlekas. “Our new and existing client wins, expanding partnerships and growing pipeline are a testimony to the durability of our revenue model and our ability to grow in all market conditions. Our previously announced strategic spend for further growth acceleration in fiscal 2024 and beyond is well underway, with our key metrics on track to our plan.”

Fiscal Second Quarter 2023 Financial Highlights

•
Revenue
o
GAAP subscription revenue for the second quarter of 2023 grew 113.3% from the year-ago comparable period to $131.6 million or 81.9% of total revenue. Organic subscription revenue growth was 8.6% or 10.7% on a constant currency basis.

o
Total GAAP revenue for the second quarter of 2023 grew 105.8% from the year-ago comparable period to $160.7 million. Total organic revenue growth was 6.7% or 8.9% on a constant currency basis.

•
GAAP gross profit for the second quarter of 2023 grew 101.0% from the year-ago comparable period to $77.4 million. Non-GAAP gross profit grew 1.6% or 2.9% on a pro forma constant currency basis from the year-ago comparable period to $106.9 million. The second quarter of 2023 gross profit includes an approximate $2 million of previously disclosed strategic investments within the systems integrators ecosystem that e2open did not have in the comparable year-ago period.

•
GAAP gross margin for the second quarter of 2023 was 48.2% compared to 49.3% from the year-ago comparable period. Non-GAAP gross margin was 66.5% or 66.0% on a constant currency basis compared to 69.9% from the year-ago comparable period.

•
Adjusted EBITDA for the second quarter of 2023 decreased 4.0% or 5.8% on a pro forma constant currency basis from the year-ago comparable period to $48.3 million. Adjusted EBITDA margin was 30.1% or 29.0% on a constant currency basis versus 33.5% from the comparable year-ago period. The second quarter of 2023 adjusted EBITDA includes an approximate $6 million of previously disclosed strategic investments in marketing, sales and systems integrators partnerships that e2open did not have in the comparable year-ago period.

•
Net loss for the second quarter of 2023 was $409.6 million compared to $24.0 million from the year-ago comparable period. GAAP and adjusted earnings per share for the second quarter of 2023 were $(1.22) and $0.05; respectively.

•
Cash flow
o
GAAP cash flow from operations was $2.2 million compared to $41.5 million from the year-ago comparable period, inclusive of M&A-related expenses.
o
Adjusted unlevered free cash flow for the second quarter, adjusted for M&A, was $40.6 million, which represents 84.1% of adjusted EBITDA.

NOTE: Refer to Reconciliation of Pro Forma and Non-GAAP Information Tables at the end of this press release for more detail regarding revenue, gross margin, adjusted EBITDA margin, net loss, adjusted earnings per share, adjusted unlevered free cash flow and adjusted EBITDA. Prior year comparisons of non-GAAP measures include e2open, BluJay and Logistyx, as if BluJay and Logistyx were acquired on March 1, 2021.

Recent Business Highlights

•
Introduced an innovative capability to automatically offer real-time spot market freight rates in partnership with carriers in e2open’s Transportation Management application, creating an incremental revenue source and value for e2open’s clients and network participants. Uber Freight is the first strategic partner to go live with this capability that leverages e2open’s network and AI-driven applications with large digital freight broker clients to provide tangible benefits to both buyer and seller of transportation services. E2open secured two additional digital freight brokerages in the quarter.

•
Expanded partnership with Shippeo, a global leader in real-time multimodal transportation visibility, to provide clients with a new, unprecedented level of native real-time transportation visibility and supply chain execution management in a unified global platform, for all modes and geographies. The partnership adds another high-growth solution to the platform.

•
Recognized as leader by IDC in five of five supply chain planning categories in the MarketScape Vendor Assessments. Categories include Holistic Planning, Supply Planning, Demand Planning, Sales and Operations Planning, and Inventory Optimization. As revealed by the research, no other provider has this depth of planning capabilities in the context of an execution platform.

•
Won new logo business, expanded existing client relationships, and completed go-lives across all five product suites, multiple industries and geographic regions. One example is multinational retail and hospitality conglomerate, Landmark Group, which selected e2open to transform its supply chain operations, covering collaboration on procurement to optimizing transportation planning execution and managing trade compliance.

Financial Outlook for Fiscal Year 2023

As of October 11, 2022, e2open is providing updated guidance for the remainder of fiscal year 2023, which ends February 28, 2023, as follows:

Fiscal 2023 GAAP Subscription Revenue

•
GAAP subscription revenue for fiscal 2023 is expected to be in the range of $535 million to $543 million versus prior guidance of $538 million to $546 million, due to an approximate $3 million negative impact from foreign exchange rate fluctuations when compared to our prior guidance. There is no change to guidance on a constant currency basis.

Fiscal 2023 Total GAAP Revenue

•
Total GAAP revenue is expected to be in the range of $668 million to $676 million versus prior guidance of $672 million to $680 million, due to an approximate $4 million negative impact from foreign exchange rate fluctuations when compared to our prior guidance. There is no change to guidance on a constant currency basis.

Fiscal Third Quarter 2023 GAAP Subscription Revenue

•
GAAP subscription revenue for the fiscal third quarter of 2023 is expected to be in the range of $131 million to $134 million including an approximate $4 million negative year-over-year impact from foreign exchange rate fluctuations.

Fiscal 2023 Non-GAAP Gross Profit Margin

•
Non-GAAP gross profit margin is reaffirmed in the range of 68% to 70%.

Fiscal 2023 Adjusted EBITDA

•
Adjusted EBITDA is reaffirmed in the range of $217 million to $223 million reflecting an implied adjusted EBITDA margin of 32% to 33%.

NOTE: E2open is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA without unreasonable effort, and therefore no reconciliation of certain forward-looking non-GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA is included.

Quarterly Conference Call

E2open will host a conference call today at 5:00 p.m. ET to review fiscal 2023 second quarter financial results, in addition to discussing the Company’s outlook for the full fiscal year 2023. To access this call, dial 888-506-0062 (domestic) or 973-528-0011 (international). The conference ID is 833680. A live webcast of the conference call will be accessible in the “Investor Relations” section of e2open’s website at www.e2open.com. A replay of this conference call can also be accessed through October 25, 2022, at 877-481-4010 (domestic) or 919-882-2331 (international). The replay pass code is 46495. An archived webcast of this conference call will also be available after the completion of the call in the “Investor Relations” section of the Company’s website at www.e2open.com.

About e2open

E2open is the connected supply chain software platform that enables the world’s largest companies to transform the way they make, move, and sell goods and services. With the broadest cloud-native global platform purpose-built for modern supply chains, e2open connects more than 400,000 manufacturing, logistics, channel, and distribution partners as one multi-enterprise network tracking over 13 billion transactions annually. Our SaaS platform anticipates disruptions and opportunities to help companies improve efficiency, reduce waste, and operate sustainably. Moving as one.™ Learn More: www.e2open.com.

E2open and “Moving as one.” are the registered trademarks of E2open, LLC. All other trademarks, registered trademarks and service marks are the property of their respective owners.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including non-GAAP revenue, non-GAAP subscription revenue, non-GAAP professional services and other revenue, adjusted EBITDA, adjusted EBITDA margin, non-GAAP gross profit, non-GAAP net income, non-GAAP gross margin, adjusted unlevered free cash flow and adjusted earnings per share. These non-GAAP financial measures are not a measure of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity, or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

The Company believes this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company's expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company's documents filed or to be filed with the Securities and Exchange Commission, including the annual report filed on Form 10-K, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this press release. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Investor Contact

Adam Rogers

AVP Investor Relations, e2open

adam.rogers@e2open.com

515-556-1162

Media Contact

5W PR for e2open

e2open@5wpr.com

718-757-6144

Corporate Contact
Kristin Seigworth
VP Communications, e2open
kristin.seigworth@e2open.com

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended August 31,
(In thousands, except per share amounts)	2022	2021
Revenue
Subscriptions	$ 131,621	$ 61,725
Professional services and other	29,055	16,354
Total revenue	160,676	78,079
Cost of Revenue
Subscriptions	36,302	16,246
Professional services and other	22,383	10,967
Amortization of acquired intangible assets	24,566	12,338
Total cost of revenue	83,251	39,551
Gross Profit	77,425	38,528
Operating Expenses
Research and development	25,587	16,208
Sales and marketing	22,745	11,174
General and administrative	23,355	13,401
Acquisition-related expenses	5,580	7,174
Amortization of acquired intangible assets	21,023	3,543
Goodwill impairment	514,816	—
Total operating expenses	613,106	51,500
Loss from operations	(535,681)	(12,972)
Other income (expense)
Interest and other expense, net	(18,049)	(6,332)
Change in tax receivable agreement liability	8,062	(637)
Gain (loss) from change in fair value of warrant liability	15,159	18,727
Gain (loss) from change in fair value of contingent consideration	7,260	(16,780)
Total other income (expenses)	12,432	(5,022)
Loss before income tax provision	(523,249)	(17,994)
Income tax benefit (expense)	113,664	(5,994)
Net loss	(409,585)	(23,988)
Less: Net loss attributable to noncontrolling interest	(40,897)	(3,471)
Net loss attributable to E2open Parent Holdings, Inc.	$ (368,688)	$ (20,517)

Weighted-average common shares outstanding:
Basic	301,898	195,148
Diluted	301,898	195,148
Net loss attributable to E2open Parent Holdings, Inc. common shareholders per share:
Basic	$ (1.22)	$ (0.11)
Diluted	$ (1.22)	$ (0.11)

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)	August 31, 2022	February 28, 2022
Assets
Cash and cash equivalents	$ 98,056	$ 155,481
Restricted cash	17,404	19,073
Accounts receivable, net	154,772	155,341
Prepaid expenses and other current assets	30,527	26,243
Total current assets	300,759	356,138
Long-term investments	185	208
Goodwill	3,292,660	3,756,871
Intangible assets, net	1,136,109	1,181,390
Property and equipment, net	76,913	65,937
Operating lease right-of-use assets	24,839	28,102
Other noncurrent assets	20,771	16,809
Total assets	$ 4,852,236	$ 5,405,455
Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$ 115,465	$ 131,246
Incentive program payable	17,404	19,073
Deferred revenue	177,068	190,992
Acquisition-related obligations	57,625	—
Current portion of notes payable	10,978	89,097
Current portion of operating lease obligations	8,106	7,652
Current portion of financing lease obligations	2,117	2,307
Total current liabilities	388,763	440,367
Long-term deferred revenue	2,650	1,141
Operating lease obligations	19,960	21,202
Financing lease obligations	74	1,950
Notes payable	1,046,397	863,577
Tax receivable agreement liability	60,429	66,590
Warrant liability	46,525	67,139
Contingent consideration	34,108	45,568
Deferred taxes	257,733	413,038
Other noncurrent liabilities	779	712
Total liabilities	1,857,418	1,921,284
Commitments and Contingencies
Stockholders' Equity
Class A common stock	31	31
Class V common stock	—	—
Series B-1 common stock	—	—
Series B-2 common stock	—	—
Additional paid-in capital	3,370,315	3,362,219
Accumulated other comprehensive loss	(91,681)	(19,019)
Accumulated deficit	(535,020)	(154,976)
Treasury stock, at cost	(2,473)	(2,473)
Total E2open Parent Holdings, Inc. equity	2,741,172	3,185,782
Noncontrolling interest	253,646	298,389
Total stockholders' equity	2,994,818	3,484,171
Total liabilities and stockholders' equity	$ 4,852,236	$ 5,405,455

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended August 31,
(In thousands)	2022	2021
Cash flows from operating activities
Net loss	$ (422,206)	$ (193,343)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	107,380	41,000
Amortization of deferred commissions	1,838	410
Provision for credit losses	266	303
Amortization of debt issuance costs	2,487	1,334
Amortization of operating lease right-of-use assets	3,960	3,742
Share-based compensation	8,342	4,552
Deferred income taxes	(133,632)	4,450
Right-of-use assets impairment charge	2,376	—
Goodwill impairment charge	514,816	—
Change in tax receivable agreement liability	(6,392)	3,136
(Gain) loss from change in fair value of warrant liability	(20,614)	41,216
(Gain) loss from change in fair value of contingent consideration	(11,460)	90,040
Loss (gain) on disposal of property and equipment	162	(236)
Changes in operating assets and liabilities:
Accounts receivable	5,610	44,785
Prepaid expenses and other current assets	257	(6,401)
Other noncurrent assets	(2,493)	(3,232)
Accounts payable and accrued liabilities	(15,726)	(1,453)
Incentive program payable	(1,669)	(2,272)
Deferred revenue	(23,162)	20,083
Changes in other liabilities	(7,976)	(6,630)
Net cash provided by operating activities	2,164	41,484
Cash flows from investing activities
Payments for acquisitions - net of cash acquired	(124,168)	—
Capital expenditures	(31,557)	(17,372)
Minority investment in private firm	(3,000)	—
Net cash used in investing activities	(158,725)	(17,372)
Cash flows from financing activities
Proceeds from PIPE investment	—	280,000
Proceeds from indebtedness	190,000	—
Repayments of indebtedness	(85,857)	(1,582)
Repayments of financing lease obligations	(2,213)	(5,902)
Repurchase of common stock	—	(2,473)
Repurchase of Common Units	(1,397)	(16,767)
Payments of debt issuance costs	(4,766)	—
Net cash provided by financing activities	95,767	253,276
Effect of exchange rate changes on cash and cash equivalents	1,700	(1,244)
Net (decrease) increase in cash, cash equivalents and restricted cash	(59,094)	276,144
Cash, cash equivalents and restricted cash at beginning of period	174,554	207,542
Cash, cash equivalents and restricted cash at end of period	$ 115,460	$ 483,686

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$ 98,056	$ 473,133
Restricted cash	17,404	10,553
Total cash, cash equivalents and restricted cash	$ 115,460	$ 483,686

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF PRO FORMA INFORMATION

TABLE I

(in millions)	Q2 FY2023	Q2 FY2022(1)	$ Var	% Var
PRO FORMA REVENUE RECONCILIATION
Total GAAP Revenue	160.7	78.1	82.6	105.8%
Deferred revenue purchase accounting adjustment (2)	-	14.2	(14.2)	n/m
BluJay pre-acquisition revenue	-	48.8	(48.8)	n/m
Logistyx pre-acquisition revenue	-	9.4	(9.4)	n/m
Total non-GAAP revenue	160.7	150.6	10.1	6.7%
Constant currency FX impact (4)	3.2	-	3.2	n/m
Total non-GAAP revenue (constant currency basis) (3)	$163.9	$150.6	$13.3	8.9%

GAAP Subscription Revenue	131.6	61.7	69.9	113.3%
Deferred revenue purchase accounting adjustment (2)	-	14.2	(14.2)	n/m
BluJay pre-acquisition revenue	-	38.8	(38.8)	n/m
Logistyx pre-acquisition revenue	-	6.4	(6.4)	n/m
Non-GAAP subscription revenue	131.6	121.2	10.5	8.6%
Constant currency FX impact (4)	2.5	-	2.5	n/m
Non-GAAP subscription revenue (constant currency basis) (3)	$134.2	$121.2	$13.0	10.7%

GAAP Professional Services and other revenue	29.1	16.4	12.7	77.7%
BluJay pre-acquisition revenue	-	10.0	(10.0)	n/m
Logistyx pre-acquisition revenue	-	3.0	(3.0)	n/m
Non-GAAP professional services and other revenue	29.1	29.4	(0.3)	-1.1%
Constant currency FX impact (4)	0.7	-	0.7	n/m
Non-GAAP professional services and other revenue (constant currency basis) (3)	$29.7	$29.4	$0.3	1.2%

PRO FORMA GROSS PROFIT RECONCILIATION
GAAP Gross profit	77.4	38.5	38.9	101.0%
Deferred revenue purchase accounting adjustment (2)	-	14.2	(14.2)	n/m
Depreciation and amortization	28.6	14.9	13.7	n/m
Share-based compensation (5)	0.1	0.2	(0.1)	n/m
Non-recurring/non-operating costs (6)	0.7	0.2	0.5	n/m
Non-GAAP gross profit	$106.9	$68.1	$38.7	56.9%
BluJay pre-acquisition gross profit	-	32.4	(32.4)	n/m
Logistyx pre-acquisition gross profit	-	4.6	(4.6)	n/m
Total non-GAAP gross profit	$106.9	$105.2	$1.7	1.6%
Non-GAAP Gross Margin %	66.5%	69.9%
Constant currency FX impact (4)	1.3	-	1.3	n/m
Total non-GAAP gross profit (constant currency basis) (3)	$108.2	$105.2	$3.0	2.9%
Non-GAAP Gross Margin % (constant currency basis) (3)	66.0%	69.9%

PRO FORMA ADJUSTED EBITDA RECONCILIATION
Net income (loss)	(409.6)	(24.0)	(385.6)	n/m
Interest expense, net	17.3	6.0	11.3	186.6%
Income tax benefit	(113.7)	6.0	(119.7)	n/m
Depreciation and amortization	54.1	20.8	33.3	160.1%
EBITDA	($451.9)	$8.8	($460.7)	n/m
Deferred revenue purchase accounting adjustment (2)	-	14.2	(14.2)	n/m
Share-based compensation (5)	5.2	2.5	2.6	103.2%
Non-recurring/non-operating costs (6)	2.7	2.1	0.7	n/m
Acquisition-related adjustments (7)	5.6	7.2	(1.6)	n/m
Change in tax receivable agreement liability (8)	(8.1)	0.6	(8.7)	n/m
Change in fair value of warrant liability (9)	(15.2)	(18.7)	3.6	n/m
Change in fair value of contingent consideration (10)	(7.3)	16.8	(24.0)	n/m
Goodwill impairment	514.8	0.0	514.8	n/m
Right-of-use assets impairment charge	2.4	0.0	2.4	n/m
Adjusted EBITDA	$48.3	$33.5	$14.8	44.3%
BluJay pre-acquisition EBITDA and other (11)	-	17.0	(17.0)	n/m
Logistyx pre-acquisition EBITDA and other (11)	-	(0.2)	0.2	n/m
Total adjusted EBITDA	$48.3	$50.4	($2.0)	-4.0%
Adjusted EBITDA Margin %	30.1%	33.5%
Constant currency FX impact (4)	(0.9)	-	(0.9)	n/m
Total adjusted EBITDA (constant currency basis) (3)	$47.5	$50.4	($2.9)	-5.8%
Adjusted EBITDA Margin % (constant currency basis) (3)	29.0%	33.5%

(1) Non-GAAP proforma inclusive of Logistyx and BluJay, as if acquired on March 1, 2021.

(2) Non-GAAP revenue adds back amortization of the purchase accounting fair value adjustment to deferred revenue resulting for the business combination as required by GAAP. This is no longer required beginning in fiscal year 2023.

(3) Constant Currency refers to pro-forma amounts excluding translation and transactional impacts from foreign currency exchange rates.

(4) Constant Currency refers to pro-forma amounts excluding the impact of translating foreign currencies into U.S. dollars. To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period)

(5) Reflects non-cash, long-term share-based compensation expense, primarily related to senior management.

(6) Primarily includes other non-recurring expenses such as systems integrations, legal entity rationalization and consulting and advisory fees. In addition, the second quarter of fiscal 2023 includes $0.8 million for executive severance.

(7) Primarily includes advisory, consulting, accounting and legal expenses incurred in connection with mergers and acquisitions activities, including related valuation, negotiation and integration costs and capital-raising activities, including costs related to the Business Combination, as well as the BluJay and Logistyx acquisitions.

(8) Represents the expense related to the change in the fair value of the tax receivable agreement liability, including interest.
(9) Represents the fair value adjustment at each balance sheet date of the warrant liability related to the public, private placement and forward purchase warrants.
(10) Represents the fair value adjustment at each balance sheet date of the contingent consideration liability related to the restricted Series B-1 and B-2 common stock and Sponsor Side Letter.
(11) Includes Revenue and Adjusted EBITDA for Logistyx and BluJay Solutions for the pre-acquisition periods, as well as an adjustment for deferred commissions for adoption of ASC 606.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF NON-GAAP EXPENSES

TABLE II

Fiscal Second Quarter 2023

(in millions, except per share amounts)	GAAP	M&A Related(1) & Non-recurring(2)	Impairment Charges	Depreciation & Amortization	Share-Based Compensation	Non-GAAP (Adjusted)	% of Revenue
COST OF GOODS
Subscriptions	36.3	(0.6)	-	(3.9)	0.0	31.8	24.2%
Professional services and other	22.4	(0.1)	-	(0.2)	(0.1)	22.0	75.7%
Amortization of intangibles	24.6	-	-	(24.6)	-	-
Total cost of revenue	$83.3	($0.7)	-	($28.6)	($0.1)	$53.8	33.5%

Gross Profit	$77.4	$0.7	$0.0	$28.6	$0.1	$106.9	66.5%

OPERATING COSTS
Research & development	25.6	(0.0)	-	(3.3)	(0.8)	21.5	13.4%
Sales & marketing	22.8	(0.3)	-	(0.3)	(0.9)	21.2	13.2%
General & administrative (3)	23.4	(1.0)	(2.4)	(0.8)	(3.4)	15.8	9.8%
Acquisition related expenses	5.6	(5.6)	-	-	-	-
Amortization of intangibles	21.0	-	-	(21.0)	-	-
Goodwill Impairment	514.8	-	(514.8)	0.0	-	-
Total operating expenses	$613.1	($6.9)	($517.2)	($25.4)	($5.1)	$58.5	36.4%

1. Expense adjustments primarily related to advisory, consulting, accounting and legal expenses incurred in connection with mergers and acquisitions activities, including related valuation, negotiation and integration costs and capital-raising activities, including the Business Combination and the BluJay and Logistyx acquisitions.

2. Primarily includes other non-recurring expenses such as systems integrations and consulting, advisory fees, and executive severance costs.
3. The company recognized a right-of-use asset impairment charge of $2.4M in G&A in Q2 FY23.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF ADJUSTED EARNINGS PER SHARE

TABLE III

Fiscal Second Quarter 2023

GAAP Net Income (Loss)	(409.6)
Interest Expense	17.3
Income Taxes Provision	(113.7)
Depreciation & Amortization	54.1
EBITDA	($451.9)
Share-based compensation	5.2
Non-recurring/non-operating costs	2.7
Acquisition-related adjustments	5.6
Change in tax receivable agreement liability	(8.1)
Change in fair value of warrant liability	(15.2)
Change in fair value of contingent consideration	(7.3)
Goodwill impairment	514.8
Right-of-use assets impairment charge	2.4
Adjusted EBITDA	$48.3
Depreciation	(8.5)
Interest and other expense, net	(17.3)
Adjusted EBT	$22.5
Normalized income taxes(1)	(5.4)
Adjusted net income	$17.1
Adjusted basic shares outstanding	341.2
Adjusted earnings per share	$0.05

1. Income taxes calculated using 24% effective rate

E2OPEN PARENT HOLDINGS, INC.

ADJUSTED UNLEVERED FREE CASH FLOW CONVERSION (1)

TABLE IV

(in millions)	Q2 FY23
Adjusted EBITDA (3)	$48.3
Normalized capital expenditures	$(7.7)
Adjusted Unlevered Free Cash Flow	$40.6

GAAP revenue	$160.7

Free Cash Flow % of GAAP revenue	25.3%
Free Cash Flow % of adjusted EBITDA	84.1%

Capital expenditures	($12.3)
Less M+A related capital expenditures (2)	$4.6
Normalized Capital Expenditures	$(7.7)

1. Adjusted unlevered free cash flow is a performance metric that illustrates the cash available through the operations of the business after normalized capital expenditures excluding interest, taxes, acquisition-related expenses and non-recurring/non-operating costs. Non-cash expenses are also excluded from this metric. Non-cash expenses include changes in the tax receivable agreement liability, changes in the fair value of warrants, changes in the fair value of contingent consideration and share-based compensation.

2. Primarily includes hardware and software purchases for integrating data center operations of newly acquired companies
3. The table below reconciles Net Income to Adjusted EBITDA:
($ in millions)	Q2 FY23
GAAP Net Income (Loss)	(409.6)
Interest Expense	17.3
Income Taxes Provision	(113.7)
Depreciation & Amortization	$54.1
EBITDA	($451.9)
Share-based compensation	5.2
Non-recurring/non-operating costs	2.7
Acquisition-related adjustments	5.6
Change in tax receivable agreement liability	(8.1)
Change in fair value of warrant liability	(15.2)
Change in fair value of contingent consideration	(7.3)
Goodwill impairment	514.8
Right-of-use assets impairment charge	2.4
Adjusted EBITDA	$48.3

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED CAPITAL

TABLE V

Description	Shares (000’s)	Notes
Shares outstanding as of August 31, 2022	302,023	Shares outstanding as of second quarter fiscal 2023
Common Units	33,192

Units issued in the business combination that have not yet been converted from common units in the LLC to Class A shares of E2open Parent Holdings, Inc. (Common units yet to be converted are represented by class V shares)

Series B-2 shares (unvested)	3,372	Series B-2 shares issued in the Business Combination that vest when the 20-day VWAP reaches $15.00
Series 2 common units (unvested)	2,628	Represent rights in the LLC that convert into common units when the 20-day VWAP reaches $15.00. Upon conversion to common units, the holder can elect to convert into Class A common stock
Adjusted Basic Shares	341,215

Warrants	29,080	Warrants outstanding as of second quarter fiscal 2023 with an exercise price of $11.50
Incentive plan options (unvested)	4,833	Options issued to management and directors under E2open’s long-term incentive plan
Incentive plan restricted shares (unvested)	5,255	Restricted shares issued to management and directors under E2open’s long-term incentive plan
Fully converted shares	380,383